EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT entered into as of August 1, 2003 by and between FullCircle Registry, Inc. ("Employer" or the "Company") a Nevada corporation, with an office at 2310 PNC Plaza, 500 West Jefferson Street, Louisville, Kentucky 40202 (the "Premises") and William Garriott Baker ("Executive") employed at Premises.

          WHEREAS, the Employer is engaged in the business of developing and marketing secure data storage and retrieval, medical expense reimbursement plans, and various resale agreements of some or all components of FullCircle Registry membership benefits, among various other products, services and enterprises in which the Company may engage now or in the future ("Employer's Business"); and

          WHEREAS, the Employer desires to continue to employ the Executive, and the Executive desires to accept such continued employment on the terms and conditions set forth in this Agreement.

          WHEREAS, the Employer and the Executive mutually agree and stipulate that the circumstances of Executive's current employment have substantially changed due to the Company's sale of Paradigm Solutions Group, LLC, formerly a wholly-owned subsidiary of the Company.

          WHEREAS, the Employer and the Executive both agree to mutually terminate and release each other from any and all provisions of any and all prior agreements of whatever type, whether oral or written, that make the Executive, either directly or indirectly, the beneficiary of any W-2 and/or 1099 compensation and/or Stock options.

     NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and among Employer and Executive as follows:

1.       Employment.

(a) During the Executive's employment under this Agreement, Employer agrees to employ Executive as President, or other position(s) as may, from time to time be designated by the Company (the "Position"), subject to the direction and control at all times of Senior Management (as defined below) of the Employer. Executive agrees to act in the foregoing capacity, in accordance with the terms and conditions contained in this Agreement, and the terms of employment applicable to regular employees of the Company. In the event of any conflict or ambiguity between the terms of the Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control.

(b) Executive shall devote substantially all of Executive's working time to Employer's Business as conducted from time to time. Executive shall render services, in connection with the operation of Employer's Business, including activities of Affiliates and subsidiaries of the Employer as may exist from time to time. For purposes of this

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          Agreement,  Employer's  Senior  Management  shall  mean any  executive officer of Employer, any parent company or any subsidiary of Employer for which Executive is rendering services and any supervisory person designated to oversee Executive's activities for Employer, or in the
          absence  of  any  supervisory   person,  the  applicable  board(s)  of
          directors of the Employer. As used in this Agreement, the term "Affiliate" shall mean any entity or person that, directly or indirectly, is controlled or under common control with Employer.

2.        Compensation.

(a)       Base Salary

          Employer shall pay to Executive a monthly base salary of ten thousand dollars ($10,000) during the Initial Term ("Base Salary"). The amount of Executive's annual base salary shall be subject to annual review and minimum annual increases to reflect changes in cost of living by Senior Management; provided, however, that in no event shall such base salary be less than the initial salary provided in this Section 2(a). All payments shall be made in equal weekly installments, or such other installments as may be consistent with the payroll practices of Employer for its employees.

(b)       Bonus Compensation

          (i)  The Employer  agrees and stipulates that Executive has forfeited:
               (A) the guaranteed compensation and fully vested perpetual ownership of commissions payable by Paradigm Solutions Group, LLC ("Paradigm") under a his five-year contract with Paradigm as a result of the sale of Paradigm by Company on July 31, 2002; and
               (B) the fully vested perpetual ownership interest in compensation that would have been payable by Company under prior agreements had this Agreement not been entered into (the "Forfeited Compensation").

          (ii) In consideration of the Forfeited Compensation contemplated by Section (2)(b)(i) (above), the Employer shall pay the Executive the Bonus Compensation defined in (2)(b)(iii) (below).

          (iii)Bonus Compensation within the meaning of this Agreement shall mean a fully vested perpetual ownership interest by the Executive, his heirs and assigns, equal to five percent (5%) of the gross revenue generated by any and all contracts that are executed and sales that are procured by the Employer while the Executive performs services hereunder (the "Revenue").

          (iv) (A) During the time the Executive is performing services hereunder, the Employer shall pay as W-2 compensation the greater of five thousand dollars ($5000) or the Bonus Compensation on the payroll date concurrent with or next following the fifteen (15th) calendar day of each month for the Revenue received by the Employer during the prior calendar month. (B) Upon non-renewal or termination of this Agreement for any reason except Cause as contemplated in Section 5, the Employer shall pay the Bonus Compensation as 1099 compensation on or before the fifteen (15th) calendar day of each month for the Revenue received by the Employer during the prior calendar month.

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          (v)  The parties acknowledge and agree that compensation  provided for in (2)(b)(iv) (above) is substantially less than the Forfeited Compensation.

          (vi) Executive agrees and stipulates that the compensation as contemplated by Section 2(b)(iv), together with the Stock option provided for by Section 2(c)i, constitutes adequate compensation in lieu of Forfeited Compensation and agrees to indemnify and hold the Employer harmless for the difference.

(c) For services provided to Employer, Executive shall also be entitled to receive stock options to purchase shares of S-8 common stock of the Employer under all of the circumstances listed below, exercisable at a price of one tenth of one cent ($0.001) ("Stock") as set forth below, if Executive is then employed by the Company:

          (i)  One  hundred  thousand   ($100,000)  shares  of  Stock  upon  the
               execution of this Agreement; and

          (ii) Twenty thousand (20,000) shares of Stock upon the completion of each full calendar month of employment under this Agreement; and

          (iii)One  hundred   thousand   (100,000)   shares  of  Stock  for  the
               redevelopment of the 105 medical care reimbursement plan and Health Reimbursement Arrangement (HRA) that were released upon the sale of Paradigm Solutions Group by the Company; and

          (iv) Ten-thousand (10,000) shares of Stock for each new increment of ten thousand dollars ($10,000) of monthly revenue that is generated by the Employer's Business; and

          (v) An additional one hundred thousand (100,000) shares of Stock for each new increment of one hundred thousand dollars ($100,000) of monthly revenue that is generated by the Employer's Business.

          The options will be granted to the Executive to purchase shares of common stock of the Company, in accordance with and subject to the terms of an equity plan of the Company and an award agreement between the Executive and the Company. All grants shall be exempt grants under Rule 16b-3 of the Securities and Exchange Commission.

3.        Additional Executive Benefits

(a) As long as it requires the Executive to work at the Premises or any other location more than thirty (30) miles from Executive's residence(s), Employer shall maintain, at its own expense, fully furnished living quarters for Executive that are in low-crime area within fifteen miles of the required place of work. Furnishings shall include, but not be limited to bedroom and living room furniture, a kitchen with an oven and refrigerator, a washer and dryer, and cooking and eating utensils.

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(b)       Employer  shall  reimburse  Executive  for  all  expenses,  which  are reasonably incurred at the sole discretion of Senior Management, by Executive in connection with the performance of Executive's duties under this Agreement against Executive's pre-submitted documented vouchers for such expenses, which must be approved in writing by Employer prior to the reimbursement of such expense.

(c) Executive shall provide and maintain, except gas and oil, his own vehicle, including automobile insurance in amounts equal to or greater than the minimum required by law. From the effective date of this Agreement until such time as Executive no longer provides services under this agreement, the Employer shall reimburse Baker for all gas and oil to operate his vehicle.

(d) Executive shall be entitled to a total of four weeks of vacation, sick leave and personal time per year, during which his compensation will be paid in full ("Paid Time Off"); provided, however, the Executive shall not take more than two weeks of consecutive vacation without the approval of the Executive's immediate superior in Senior Management of the Employer.

(e) The Executive will be eligible to participate in all benefit and equity plans, arrangements, policies and programs and fringe benefits and perquisites generally offered to other employees of the Employer (i.e., any and all life, dental, medical, and other group benefit plans provided by the Employer for eligible employees during the term of this Agreement). In lieu of group medical coverage offered by the Employer, the Employer shall, at the Executive's option, reimburse Executive for health coverage Executive obtains on his own.

4.        Term and Termination Without Cause or Good Reason.

The initial term of Executive's employment under this Agreement shall commence on August 1, 2003 and shall continue for a period of seven (7) months, (the "Initial Term"). This Agreement will renew thereafter automatically on the same terms and conditions for additional successive periods of three (3) months (a "Renewal Term").

(a) Unless this agreement is terminated by the Employer for Cause as contemplated by Section 5, the Employer may terminate this Agreement at any time without Cause upon giving the Executive at least forty-five (45) days advance notice and paying the Executive:

          (i) within the forty-five (45) days of the advance notice period (A) the remaining Base Salary for the then current Initial Term or Renewal Term that would have been paid to him had the Employer not terminated this Agreement before the end of such term, (B) the remaining Stock options for the then current Initial Term or Renewal Term that would have been paid to him had the Employer not terminated this Agreement before the end of such term, (C) his accrued vacation pay up to the date of termination, (D) any unreimbursed expenses, (E) any other amounts or benefits owed to the Executive under the then applicable employee benefit plans and

          (ii) the Bonus Compensation provided for in Section 3(b).

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(b)       As a material inducement to Employer to pay the Payout as contemplated in Section 2(a), Executive covenants and agrees to the restrictive covenants in Section 6.

(c) Unless this Agreement is terminated by the Executive for Good Reason under Section 5, the Executive may terminate this Agreement by giving the Employer written notice of his intention not to renew at least forty-five (45) days before the end of the Initial Term or each subsequent Renewal Term.

(d) In the event this Agreement is not renewed for any reason, Employer shall pay Executive :

          (i) within the forty-five (45) days of the advance notice period (A) the remaining Base Salary for the then current Initial Term or Renewal Term that would have been paid to him had the Employer not terminated this Agreement before the end of such term, (B) the remaining Stock options for the then current Initial Term or Renewal Term that would have been paid to him had the Employer not terminated this Agreement before the end of such term, (C) his accrued vacation pay up to the date of termination, (D) any unreimbursed expenses, (E) any other amounts or benefits owed to the Executive under the then applicable employee benefit plans; and

          (ii) the Bonus Compensation provided for in Section 3(b).


5.       Termination with Cause or Good Reason

(a)      Employer may terminate this Agreement for cause.

(b)      "Cause" within the meaning of this Agreement shall mean:

          (i) failure by Executive to comply in any material respect with the terms of any provision contained in this Agreement or any written directives of Employer's Senior Management; provided that Cause shall not be deemed to exist with respect to this paragraph 5(b)(i) unless Executive has first received notice from Employer advising Executive of the specific acts or omissions alleged to constitute such failure, and such failure continues for a period of ten (10) business days from the date Executive receives said notice;

          (ii) failure of Executive  to cure such  failure,  if curable,  within
               (10) business days after receipt of said notice;

          (iii)physical incapacity or disability of Executive to perform the services required to be performed under this Agreement. For purposes of this Section 5(b)(iii), Executive's incapacity or disability to perform such services for any continuous period of sixty (60) days during any twelve-month period or any cumulative period of ninety (90) days during any twelve-month period, shall be deemed "cause" hereunder;

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         (iv) executive is  convicted  of,  pleads  guilty to or confesses to a felony involving fraud, misappropriation or embezzlement or an intentional act causing physical harm to other persons or the property of others.

(c) Unless Executive is terminated for Cause within the meaning of this Agreement, nothing in this Agreement shall be construed as preventing the Executive, upon the termination or non-renewal of this Agreement, from acting on behalf of Employer to continue to foster relationships on Employer's behalf under an independent contractor or agency agreement.

(d)       Executive may terminate this Agreement for good reason.

(e)       "Good Reason" within the meaning of this Agreement shall mean:

          (i) the material reduction of Executive's title, authority, duties or responsibilities, or the assignment to Executive of duties materially inconsistent with Executive's positions with Employer as stated in Section 1 hereof;

          (ii) a reduction in any compensation and/or Stock options payable to Executive under Section 3;

          (iii) the relocation of Executive's office to more than 30 miles from the Executive's residence(s).

         (iv) Employer's failure to pay Executive any amounts otherwise due hereunder or under any plan, policy, program, agreement, arrangement or other commitment of Employer if such failure is not cured by Employer within ten (10) business days of notice of such failure;

         (v) the failure by Employer to obtain an agreement in form and substance reasonably satisfactory to Executive from any successor to the business of Employer to assume and agree to perform this Agreement; or

         (vi)     any other material breach by Employer of this Agreement.

(f) If the Executive's employment is terminated by the Employer for Cause, then the Executive's vested perpetual ownership interest in Bonus Compensation is forfeited, and the Executive will be entitled to: the sum of (i) his accrued Base Salary and vacation pay up to the date of termination, (ii) any unreimbursed expenses and (iii) any other amounts or benefits owed to the Executive under the then applicable employee benefit plans.

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(g)       If the  Executive  terminates  his  employment  for Good Reason,  then
          Company shall immediately pay Executive: (i) the remaining Base Salary for the then current Initial Term or Renewal Term that would have been paid to him had the Employer not terminated this Agreement before the end of such term, (ii) the remaining Stock options for the then current Initial Term or Renewal Term that would have been paid to him had the Employer not terminated this Agreement before the end of such term, (iii) his accrued vacation pay up to the date of termination,
          (iv) any unreimbursed expenses and (v) any other amounts or benefits owed to the Executive under the then applicable employee benefit plans.

(h) If Employer notifies Executive of its election to terminate this Agreement for Cause, or If Executive notifies Employer of its election to terminate this Agreement for Good Reason, this termination shall become effective at the time notice is deemed to have been given in accordance with Section 10.

(i)       This  Agreement  shall  automatically  terminate  upon  the  death  of
          Executive; provided, however, if the Executive's employment is terminated because of death or disability, then the Executive (or his estate and beneficiaries) will be entitled to: the sum of (i) his accrued base salary, and vacation pay up to the date of termination,
          (ii) Bonus Compensation, (iii) any unreimbursed expenses and (iv) any other amounts or benefits owed to the Executive under the then applicable employee benefit plans.

6.        Restrictive Covenants

          In consideration for Bonus Compensation, Executive agrees to the covenants set forth in this Section 6 ("Restrictive Covenants").

(a)       Non-Solicitation.

          During the Initial Term or any Renewal  Term,  and for a period of one
          (1) year from the date of expiration or termination of the Executive's employment under this Agreement (the "Restricted Period"), Executive covenants and agrees that Executive will not, directly or indirectly, either for himself or for any other person or business entity:

          (i) solicit any employee of Employer to terminate his employment with Employer or employ such individual during his employment with Employer and for a period of one (1) year after such individual terminates his employment with Employer;

          (ii) make any disparaging statements concerning Employer, Employer's Business or its officers, directors, or employees, that could injure, impair or damage the relationships between Employer or Employer's Business on the one hand and any of the employees, customers or suppliers of Employer's Business, or any lessor, lessee, vendor, supplier, customer, distributor, Executive or other business associate of Employer's Business;

          (iii)persuade or attempt to persuade any person or entity, which is or was a customer or client of the Company on the date that the Executive's employment with the Company is terminated, to cease doing business with the Company, or to reduce the amount of business it does with the Company.

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(b)       Non-Disclosure and Non-Use.

          (i)  Description  of  Confidential  Information.  For purposes of this
               Section 6(b), Confidential Information means any information disclosed during the Restricted Period, which is clearly either marked or reasonably understood as being confidential or proprietary, including, but not limited to, information disclosed during the Executive's employment under this Agreement regarding the Company's finances, public relations, customer lists, plans and other unpublished information.

          (ii) Standard of Care. Executive shall protect the Confidential Information from disclosure to any person other than other employees of Employer, by using a reasonable and prudent degree of care, in light of the significance of the Confidential Information, to prevent the unauthorized use, dissemination, or publication of such Confidential Information.

          (iii)Exclusion. This Section 6(b) imposes no obligation upon Executive with respect to information that: (A) was in Executive's possession before receipt from Employer; (B) is or becomes a matter of public knowledge through no fault of Executive; (C) is rightfully received by Executive from a third party who does not have a duty of confidentiality; (D) is disclosed under operation of law, except that Executive will disclose only such information as is legally required and give Employer prompt prior notice; or (E) is disclosed by Executive with Employer's prior written consent.

          (iv) Stock Trading. If the information disclosed or of which Executive becomes aware is material non-public information about the Employer, then Executive agrees not to trade in the securities of FullCircle Registry, Inc., or in the securities of or any appropriate and relevant third party until such time as no violation of the applicable federal and state securities laws would result from such securities trading.

          (v) Return of Confidential Information. The Executive will immediately destroy or return all tangible material embodying Confidential Information, without limitation, all summaries, copies and excerpts of Confidential Information upon the earlier of (i) the completion or termination of the dealings between the Employer and Executive under the Agreement or (ii) at such time that Employer may so request.

          (vi) Notice of Breach. Executive shall notify Employer immediately upon discovery of any unauthorized use or disclosure of Confidential Information, or any other breach of the Agreement by Executive, and will cooperate with Employer in every reasonable way to help Employer regain possession of Confidential Information and prevent its further unauthorized use.

(c) Geographical Limitations. Executive agrees with the Company that the current state of the Employer's Business, taken in context of modern and advancing methods of communications, renders meaningless, geographical limitations the Executive's post-employment obligations to the Company.

(d) Interpretation of Enforceability. Executive acknowledges that the restrictive covenants (the "Restrictive Covenants"), contained in this
          Section 6 are a condition of the Executive's employment and are reasonable and valid in geographical and temporal scope and in all other respects. If any Court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall be given full effect, without regard to the invalid portion. If any Court determines that any of the Restrictive Covenants, or any part thereof, is invalid, or enforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

(e) Injunctive Relief and Liquidated Damages. If Executive breaches or threatens to breach any of the Restrictive Covenants, the Company, in addition to and not in lieu of any other rights and remedies it may have at law or in equity, shall have the right to injunctive relief; it being acknowledged and agreed to by the Executive that any such breach or threatened breach would cause irreparable and continuing injury to the Company and that money damages would not provide an adequate remedy to the Company.

7.        Representation and Indemnification

Executive hereby represents and warrants that Executive is not a party to any agreement, whether oral or written, which would prohibit Executive from being employed by Employer, and Executive further agrees to indemnify and hold Employer, its directors, officers, shareholders and agents, harmless from and against any and all losses, cost or expense of every kind, nature and description (including, without limitation, whether or not suit be brought, all reasonable costs, expenses and fees of legal counsel), based upon, arising out of or otherwise in respect of any breach of such representation and warranty.

8.        Indemnification of Executive

Employer, its directors, officers, parent company, any subsidiaries and any Affiliates agree to indemnify and hold Executive harmless from and against any and all damages to reputation, losses, costs or expenses of every kind, nature and description (including, without limitation, whether or not suit be brought, all reasonable costs, expenses and fees of legal counsel), based upon, arising out of or otherwise in respect of any statements, claims, charges and demands arising out of or otherwise in respect of Employer's Business.

9.        Injunctive Relief

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The parties  acknowledge that the services to be rendered hereunder by Executive are special, unique and of extraordinary character, and that in the event of a breach or a threatened breach of Executive of any of Executive's obligations under this Agreement, Employer will not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of Executive, Employer shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in the breach of this agreement. Nothing in this agreement shall be construed as prohibiting Employer from pursing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive under this agreement.

10.       Notices

All notices shall be in writing and shall be delivered personally (including by courier), sent by facsimile transmission (with appropriate documented receipt thereof), by overnight receipted courier service (such as UPS or Federal Express) or sent by certified, registered or express mail, postage prepaid, to the parties at their address set forth at the beginning of this Agreement with Employer's copy being sent to Employer at its then principal office. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, when transmitted, or, if mailed, forty-eight (48) hours after the date of deposit in the mail. Any party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder. Copies of any notices to be given to Employer shall be given simultaneously to: Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, New York 10018 Attention:
Gregory Sichenzia, Esq.

11.       Miscellaneous

(a) This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Kentucky, without regard to the conflict of laws provisions thereof. The parties hereto hereby consent to the personal jurisdiction of the United States District Court for the Western District of Kentucky, and the courts of the State of Kentucky in Jefferson County, in any action, suit or proceeding for injunctive relief, as described in Section 5, for any violation by the Executive of the provisions of Section 6, and the parties agree that any such action, suit or proceeding may be brought in such courts and they further agree that service of process or notice in any such action, suit or proceeding shall be effective if given in the manner set forth in Section 10 hereof.

(b) This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

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(c)       In view of  Employer's  need and desire to  maintain a proper  working environment with suitable demeanor of its employees and in light of Employer's sensitivity to the views of its customers and potential customers and to regulatory bodies having jurisdiction over Employer's business activities, Employer has instituted a policy of requiring employees to be subject to, at Employer's sole reasonable discretion, alcohol and drug testing procedures and requirements. Executive specifically consents to the same, agrees to be subject to whatever procedures may now or hereinafter be put in place covering such testing and understands and agrees that Executive's consent to this is a material inducement to Employer to enter into this agreement and to provide for the employment of Executive hereunder.

(d) If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable; in no event shall this Agreement be rendered void or unenforceable.

(e) The headings to the Sections of this Agreement are for convenience of reference only and shall not be given any effect in the construction or enforcement of this Agreement.

(f) This Agreement shall inure to the benefit of and be binding upon the successor and assigns of Employer, but no interest in this Agreement shall be transferable in any manner by Executive.

(g) This Agreement constitutes the entire employment agreement and understanding between the parties and supersedes all prior discussions, agreements and undertakings, written or oral, with respect to W-2 compensation and Stock options.

(h)       This  Agreement  may be  executed  by the  parties  hereto in separate
          counterparts   which  together  shall  constitute  one  and  the  same
          instrument.

(i) In the event of the termination or expiration of this Agreement, the provisions of Sections 6, 7, 8 and 10 hereof shall remain in full force and effect, in accordance with their respective terms.

(j) All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, singular or plural as the identity of the person or persons may require.

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IN WITNESS  WHEREOF,  this  Agreement has been executed as of the date stated at the beginning of this Agreement.


FullCircle Registry, Inc.:                    Executive:


By: ____________________________                    ____________________________
      Name:  Steven A. Whitten                Name:  William Garriott Baker
      Title:  Chief Executive Officer